State of Maryland Department of Assessments and Taxation Charter Division	Larry Hogan Governor Michael L. Higgs Acting Director

Date: 10/24/2019

THE CORPORATION TRUST INCORPORATED

2405 YORK ROAD

SUITE 201

LUTHERVILLE TIMONIUM MD 21093-2264

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: ACTIVESHARES ETF TRUST
DEPARTMENT ID	: B20035069
TYPE OF REQUEST	: CERTIFICATE OF TRUST
DATE FILED	: 10-22-2019
TIME FILED	: 03:01 PM
RECORDING FEE	: $100.00
EXPEDITED FEE	: $50.00
FILING NUMBER	: 1000362012403293
CUSTOMER ID	: 0003777723
WORK ORDER NUMBER	: 0004994300

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES. APRIL 15 THE FOLLOWING YEAR, AND EACH YEAR THEREAFTER, AN ENTITY SHALL SUBMIT A REPORT ON PERSONAL PROPERTY TO THE DEPARTMENT IN ORDER TO MAINTAIN ITS EXISTENCE, EVEN IF IT DOES NOT OWN ANY PERSONAL PROPERTY. A PERSONAL PROPERTY RETURN FORM CAN BE FOUND ON THE SDAT WEBSITE.

Charter Division

Baltimore Metro Area (410) 767-1350

Outside Metro Area (888) 246-5941

301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395

Telephone (410)767-4950 / Toll free in Maryland (888)246-5941

MRS (Maryland Relay Service) (800)735-2258 TT/Voice

Website: www.dat.maryland.gov

0011806697 CACCPT

ENTITY TYPE:	ENTITIES OTHER THAN CORPORATIONS
EFFECTIVE DATE:	10-22-2019
PRINCIPAL OFFICE:	100 INTERNATIONAL DRIVE BALTIMORE MD 21202
RESIDENT AGENT:	MELISSA A. WARREN 11TH FLOOR 100 INTERNATIONAL DRIVE BALTIMORE MD 21202

ACTIVESHARES ETF TRUST

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST:    The undersigned trustee does hereby form a statutory trust pursuant to the laws of the State of Maryland.

SECOND:    The name of the statutory trust (the “Trust”) is:

ActiveShares ETF Trust

THIRD:    The address of the Trust’s principal office in the State of Maryland is 100 International Drive, Baltimore, Maryland 21202.

FOURTH:    The name and business address of the Trust’s resident agent are Melissa A. Warren, 11th Floor, 100 International Drive, Baltimore, Maryland 21202.

FIFTH:    Pursuant to Section 12-501 (d) of the Maryland Statutory Trust Act, the assets of each series of the Trust are subject to limitations on liability as set forth in the governing instrument of the Trust.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties for perjury that, to the best of her knowledge and belief, the facts stated herein are true.

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust as of this 22nd day of October, 2019.

Jane Trust

The undersigned consents to act as resident agent for the Trust.

Melissa A. Warren